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Exhibit 99.1

PROXY FOR
SPECIAL MEETING OF STOCKHOLDERS

VALLEY MORTGAGE COMPANY, INC.

        This proxy is solicited on behalf of the Board of Directors of Valley Mortgage Company, Inc. The undersigned stockholder of Valley Mortgage Company, Inc., a Texas corporation ("Valley Mortgage"), hereby appoints Paul Schwab and W. D. Moschel, or either of them, as proxies, each with power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of common stock of Valley Mortgage that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Valley Mortgage to be held on                        , 2004 at             a.m., local time, at the offices of Texas State Bank, 3900 N. 10th Street, 11th Floor, McAllen, Texas 78501, and at any adjournment or postponement thereof, on the following matters that are more particularly described in the Proxy Statement/Prospectus dated                        , 2004:

  (1)
  Proposal to approve and adopt the Agreement and Plan of Reorganization, dated as of July 26, 2004 (the "Agreement"), between Valley Mortgage and Texas Regional Bancshares, Inc. ("Texas Regional"), relating to the merger of Valley Mortgage with and into New Valley Mortgage Company, Inc., a wholly-owned subsidiary of Texas Regional, and to approve the plan of merger as described in the Agreement.

(  )    FOR                   (  )     AGAINST                   (  )    ABSTAIN

  (2)
  To consider and take action upon any other matter which may properly come before the meeting or any adjournment or postponement thereof.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "for" Proposal 1. Receipt of the Proxy Statement/Prospectus dated                        , 2004, is hereby acknowledged.

Signature of Stockholder(s)
Please sign name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears thereon.
Dated	, 2004

PLEASE MARK, SIGN, DATE AND RETURN
USING THE ENCLOSED ENVELOPE.

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  Exhibit 99.1
PROXY FOR SPECIAL MEETING OF STOCKHOLDERS VALLEY MORTGAGE COMPANY, INC.
PLEASE MARK, SIGN, DATE AND RETURN USING THE ENCLOSED ENVELOPE.